Exhibit 8.1

May 13, 2010

Vanguard Natural Resources, LLC
5847 San Felipe, Suite 3000
Houston, Texas 77057

RE:	VANGUARD NATURAL RESOURCES, LLC REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

We have acted as counsel for Vanguard Natural Resources, LLC (the “Company”), a Delaware limited liability company, with respect to certain legal matters in connection with the offer and sale of common units representing ownership interests in the Company.  We have also participated in the preparation of a Prospectus Supplement dated May 13, 2010 (the “Prospectus Supplement”) and the Prospectus dated August 5, 2009 (the “Prospectus”) forming part of the Registration Statement on Form S-3, No. 333-159911 (the “Registration Statement”).  In connection therewith, we prepared the discussions (the “Discussions”) set forth under the caption “Material Tax Consequences” in the Prospectus and under the caption “Material Tax Considerations” in the Prospectus Supplement.

All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date hereof.  In addition, we are of the opinion that the Discussions with respect to those matters as to which no legal conclusions are provided are accurate discussions of such federal income tax matters (except for the representations and statements of fact by the Company and its general partner, included in the Discussion, as to which we express no opinion).

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Current Report on Form 8-K of the Company dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus Supplement and the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

                                                                                 Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Houston London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2300, Houston, TX 77002 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com